Exhibit 10.3

Execution Version

SEcond Amendment to Note Purchase Agreement

THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of December 19, 2025, is among STONE POINT CREDIT CORPORATION, a Delaware corporation (the “Company”), and the holders of the Notes party hereto (the “Noteholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and the Noteholders are parties to that certain Note Purchase Agreement, dated as of September 17, 2024 (as amended by that certain First Amendment and Waiver to Note Purchase Agreement, dated as of March 21, 2025, the “Existing Note Purchase Agreement”, as amended by this Agreement, and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Note Purchase Agreement”), with respect to the issuance and sale of $200,000,000 aggregate principal amount of the Company’s Senior Notes due September 15, 2029 (the “Notes”);

WHEREAS, the Company has requested the Noteholders amend the Existing Note Purchase Agreement, and the Noteholders are willing to do so, but only in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Amendments to Existing Note Purchase Agreement

1.1.            Subject to the satisfaction of the conditions set forth in Article III hereof, the parties hereto agree that the Existing Note Purchase Agreement shall be amended as follows (such amendments are referred to herein collectively as the “Amendments”):

(a)            Section 10.5 of the Existing Note Purchase Agreement is hereby amended as follows, with changes showing as deleted struck out (indicated textually in the same manner as the following example: ~~stricken text~~) and added text double-underlined (indicated textually in the same manner as the following example: double-underlined text):

Section 10.5.      Liens. No Obligor will directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of such Obligor whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits to secure Indebtedness, except (a) Permitted Encumbrances, ~~and~~ (b) other Liens securing Indebtedness in an aggregate amount outstanding not to exceed $10,000,000 and (c) any Lien securing Indebtedness of the Company under the Truist Facility in an initial total facility amount of up to $300,000,000 and an uncommitted “accordion” provision to permit increases to a total facility amount of up to $450,000,000; provided that notwithstanding the foregoing, no Obligor will secure any Indebtedness outstanding under or pursuant to any Material Credit Facility in reliance on clause (b) above ~~(other than Liens on the Company’s right to make capital calls in connection with the Subscription Facility)~~ unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to such Obligor from counsel that is reasonably acceptable to the Required Holders.

(b)            Schedule A of the Existing Note Purchase Agreement is hereby amended by adding the following definitions therein in the appropriate alphabetical order:

“Second Amendment” means the Second Amendment to Note Purchase Agreement, dated as of December 19, 2025, by and among the Company and the holders of Notes party thereto.

“Truist Facility” means a senior secured credit facility entered into by the Company as borrower, Truist Bank, as administrative agent, and the lenders party thereto, on terms and conditions approved by the Required Holders in accordance with the terms of the Second Amendment, and as to which the Company shall have delivered to the holders a certificate of a Responsible Officer thereof certifying as to and attaching an executed copy thereof.

ARTICLE II
Conditions to Effectiveness

2.1.            Closing Conditions. The effectiveness of the Amendments set forth in Article I are subject to the satisfaction (or waiver) of each of the following conditions (the date of such satisfaction being referred to herein as, the “Amendment Effective Date”):

(a)            Executed Documents. The Noteholders shall have received a copy of (i)  this Agreement duly executed and delivered by the Company and the Required Holders and (ii) a copy of the amendment to that certain note purchase agreement, dated March 21, 2025 with respect to the issuance and sale of (a) $60,000,000 6.03% Senior Notes, Series A, due May 15, 2028 and (b)  $240,000,000 6.26% Senior Notes, Series B, due May 15, 2030 duly executed and delivered by the Company and the noteholders party thereto and reasonably satisfactory to the Noteholders party to this Agreement.

(b)            No Default. Both immediately before and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

(c)            Representations and Warranties. The representations and warranties set forth in Section 4.2 of this Agreement shall be true and correct on and as of the Amendment Effective Date.

(d)            Fees and Expenses. The Company shall have paid all reasonable and documented fees, charges and disbursements of counsel to certain of the Noteholders incurred in connection with this Agreement and the transactions contemplated hereby.

(e)            Approval of the Truist Facility. The Company shall provide to each of the Noteholders a draft of the credit agreement for the Truist Facility in substantially final form and the Required Holders shall have consented to the Company’s entry into the Truist Facility on substantially the same terms; provided that any Noteholder shall be deemed to have consented unless it shall have objected thereto by written notice (which may be by email) to the Company within five (5) Business Days after having received such draft.

(f)             Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Noteholders.

ARTICLE III

MISCELLANEOUS

3.1.            Amended Terms. Except as expressly provided herein, all of the terms and provisions of the Existing Note Purchase Agreement are and shall remain in full force and effect. On and after the Amendment Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Note Purchase Agreement, and each reference in the other Transaction Documents to “Note Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Existing Note Purchase Agreement as amended hereby.

3.2.            Representations and Warranties of the Company. To induce the Noteholders to enter into this Agreement and to consent to the Amendments, the Company represents and warrants to the Noteholders that as of the Amendment Effective Date:

(a)             It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)            This Agreement and the Note Purchase Agreement constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)            The representations and warranties set forth in Section 5 of the Note Purchase Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, which shall be true and correct as of such date).

(d)            Both immediately before and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

(e)            The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement and the Note Purchase Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of the corporate charter or by-laws of the Company, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (ii) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.3.            Reaffirmation of Obligations. The Company hereby ratifies and reaffirms all of its payment, performance and other obligations under the Note Purchase Agreement and the other Transaction Documents and the Company acknowledges and agrees that it is bound by all terms thereof.

3.4.            Expenses. The Company agrees to pay all reasonable costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and expenses of the Noteholders’ legal counsel, whether or not the Amendments contemplated hereby become effective.

3.5.            Covenants with respect to Truist Facility. The Company shall not increase the total commitment amount under the Truist Facility pursuant to any “accordion” feature so long as an Event Default (as defined in the Truist Facility) has occurred and is continuing. Failure of the Company to comply with this Section 3.5 shall constitute an Event of Default.

3.6.            Further Assurances. The Company agrees to promptly take such action, upon the request of any Noteholder, as is necessary to carry out the intent of this Agreement.

3.7.            Entirety. This Agreement embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8.            Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of this Agreement or any other documents executed in connection herewith by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other documents executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Noteholder or holder shall request manually signed counterpart signatures to this Agreement or any other document executed in connection herewith, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

3.9.            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

3.10.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted in accordance with the terms of the Note Purchase Agreement.

3.11.          Jurisdiction and Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 22.7 of the Note Purchase Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.

STONE POINT CREDIT CORPORATION

By:	/s/ Michael Winderman
Name:	Michael Winderman
Title:	Vice President

[Signature Page to Second Amendment to 2024 Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY
By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By	/s/ William Kuesel
Name: William Kuesel
Title: Vice President

ATHENE ANNUITY AND LIFE COMPANY (Formerly: ATHENE ANNUITY & LIFE ASSURANCE COMPANY)
By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub-adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By	/s/ William Kuesel
Name:	William Kuesel
Title:	Vice President

[Signature Page to Second Amendment to 2024 Note Purchase Agreement]

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Head of Private Debt and Venture Capital

[Signature Page to Second Amendment to 2024 Note Purchase Agreement]

HARTFORD FIRE INSURANCE COMPANY HARTFORD ACCIDENT AND INDEMNITY COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY NAVIGATORS INSURANCE COMPANY
By:	Hartford Investment Management Company,
Their Investment Manager

By:	/s/ Brendan J. Sheehy
Name:	Brendan J. Sheehy
Title:	Managing Director

[Signature Page to Second Amendment to 2024 Note Purchase Agreement]